Exhibit 99.1

FOR IMMEDIATE RELEASE August 9, 2012	NEWS NYSE MKT: GORO

GOLD RESOURCE CORPORATION REPORTS SECOND

QUARTER 2012 RESULTS; INCREASES PRODUCTION BY 8% OVER PRIOR YEAR

QUARTER

COLORADO SPRINGS – August 9, 2012 – Gold Resource Corporation (NYSE MKT: GORO) today announced results for its second quarter ending June 30, 2012. Gold Resource Corporation is a low-cost gold producer with operations in the southern state of Oaxaca, Mexico.

2012 Q2 HIGHLIGHTS

•	17,211 ounces precious metal gold equivalent (AuEq) sold

•	14,488 ounces AuEq produced

•	8% AuEq production increase over prior year quarter

•	$17.2 million mine gross profit generated

•	$3.6 million net income, or $0.07 per share

•	$8.2 million pretax income, or $0.15 per share

•	$9.5 million dividend distribution, or $0.18 per share

•	$5.5 million physical gold and silver treasury

•	Successfully implemented physical gold and silver dividend program

•	$0.8 million increase in cash and cash equivalents from first quarter

Overview of Second Quarter 2012 Results from El Aguila Project

Gold Resource Corporation’s El Aguila Project sold 17,211 ounces precious metal gold equivalent (AuEq) at a total cash cost of $509 per ounce AuEq in the second quarter. Average prices realized on sales during second quarter were $1,631 per ounce gold and $27 per ounce silver. The Company produced 14,488 ounces (AuEq) before payable metal deductions. Mine gross profit generated was $17.2 million. The Company paid $9.5 million to shareholders in dividends and converted $1.3 million of its treasury into physical gold and silver. In addition, the Company successfully implemented its physical dividend program where shareholders have the option to convert their cash dividends to physical gold and/or silver.

“The second quarter was a challenge as infrastructure requirements slowed the development and stoping of high-grade ore zones at La Arista,” stated Gold Resource Corporation’s President, Mr. Jason Reid. “This resulted in processing diluted development ore and stoping from available lower grade ore zones. Even with mill production for the quarter below our target, it is still impressive that we were profitable, we paid $9.5 million in dividends to the owners of the Company, and we were still able to put approximately $800,000 in the bank.”

Mr. Reid continued, “Our total cash cost per ounce of gold equivalent sold this quarter was high as a direct result of the lower production. Had we achieved our targeted production of 30,000 gold equivalent ounces, we believe total cash costs would have been equal to about half of the $509 per gold equivalent ounce we reported. We believe this higher total cash cost number to be temporary and will decrease with anticipated higher production in the current and future quarters.”

“We expect increased production from high-grade ore zone blocks between levels 7 through 10 prepared in the second quarter, which we are now actively stoping,” stated Mr. Reid.

The Company will host a conference call at 11:00 a.m. EDT on Friday, August 10th. Conference call details can be found on the Company website at www.goldresourcecorp.com.

Below is a table of the key production statistics for our El Aguila Project during the three and six months ended June 30, 2012:

Production and Sales Statistics
	La Arista Underground Mine		La Arista Underground Mine
	Three months ended June 30,	Three months ended June 30,	Six months ended June 30,	Six months ended June 30,
	2012	2011	2012	2011
Production Summary

Milled:
Tonnes Milled	59,928	40,194	135,006	55,217
Tonnes Milled per Day	659	442	742	453

Grade:
Average Gold Grade (g/t)	3.73	2.36	4.03	2.18
Average Silver Grade (g/t)	274	386	390	388
Average Copper Grade (%)	0.38	0.42	0.44	0.30
Average Lead Grade (%)	1.75	1.10	1.74	1.06
Average Zinc Grade (%)	4.01	2.39	3.78	2.26

Recoveries:
Average Gold Recovery (%)	88	89	89	90
Average Silver Recovery (%)	92	93	93	92
Average Copper Recovery (%)	70	63	74	63
Average Lead Recovery (%)	69	75	72	78
Average Zinc Recovery (%)	78	72	76	67

Mill production (before payable metal deductions)
Gold (ozs.)	6,342	2,720	15,564	3,484
Silver (ozs.)	487,053	461,546	1,577,534	630,666
Copper (tonnes)	161	104	442	104
Lead (tonnes)	720	332	1,683	458
Zinc (tonnes)	1,876	688	3,862	836

Payable metal sold
Gold (ozs.)	7,119	2,384	13,613	7,614
Silver (ozs.)	603,426	460,479	1,428,799	576,489
Copper (tonnes)	186	81	393	81
Lead (tonnes)	651	340	1,365	391
Zinc (tonnes)	1,934	458	3,011	484

Average metal prices realized
Gold (oz.)	$1,631	$1,576	$1,708	$1,444
Silver (oz.)	$27	$37	$31	$36
Copper ( tonne)	$7,850	$8,947	$8,319	$8,947
Lead (tonne)	$2,018	$2,440	$2,074	$2,474
Zinc ( tonne)	$1,958	$2,183	$2,027	$2,191

Gold equivalent ounces produced (mill production)
Gold Ounces	6,342	2,720	15,564	3,484
Gold Equivalent Ounces from Silver	8,146	10,737	28,890	15,812

Total Gold Equivalent Ounces	14,488	13,457	44,454	19,296

Gold equivalent ounces sold
Gold Ounces	7,119	2,384	13,614	3,697
Gold Equivalent Ounces from Silver	10,092	10,713	26,166	14,454

Total Gold Equivalent Ounces	17,211	13,097	39,780	18,151

Total Cash Cost per Gold Equivalent Ounce(1)	$509	$303	$347	—

(1)

A reconciliation of this non-GAAP measure to mine cost of sales, the most comparable GAAP measure, can be found in the Non-GAAP Measures of the Company’s quarterly report on Form 10-Q for the period ended June 30, 2012 filed with the SEC and available at www.sec.gov.

Production and Sales Statistics
El Aguila Open Pit Mine
Six months ended June 30,
2011 (1)
Production Summary

Milled:
Tonnes Milled	46,409
Tonnes Milled per Day	829

Grade:
Average Gold Grade (g/t)	3.35
Average Silver Grade (g/t)	39

Recoveries:
Average Gold Recovery (%)	81
Average Silver Recovery (%)	75

Mill production (before payable metal deductions)
Gold (ozs.)	5,559
Silver (ozs.)	58,309

Payable metal sold
Gold (ozs.)	3,917
Silver (ozs.)	43,605

Average metal prices realized
Gold (oz.)	$1,383
Silver (oz.)	$34

Gold equivalent ounces produced (mill production)
Gold Ounces	5,559
Gold Equivalent Ounces from Silver (2)	—

Total Gold Equivalent Ounces	5,559

Gold equivalent ounces sold
Gold Ounces	3,917
Gold Equivalent Ounces from Silver (2)	—

Total Gold Equivalent Ounces	3,917

(1)	No activity for the three months ended June 30, 2011.
(2)	Silver ounces were considered a by-product in arriving at the total cash cost per ounce equivalent.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital. The Company has 100% interest in six potential high-grade gold and silver properties in Mexico’s southern state of Oaxaca. The Company has 52,828,776 shares outstanding, no warrants and no debt. Gold Resource Corporation is the only Company to offer its shareholders a dividend option to obtain physical gold or silver in addition to cash. For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, “anticipate,”

“believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three months and six months ended June 30, 2012 and 2011, its financial condition at June 30, 2012 and December 31, 2011 and its cash flows for the three months and six months ended June 30, 2012 and 2011. The summary data for the three and six months ended June 30, 2012 and 2011 is unaudited; the summary data for the year ended December 31, 2011 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2011, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC’s website at www.sec.gov.

The calculation of our cash cost per ounce contained in this press release is a non-GAAP financial measure. Please see “Management’s Discussion and Analysis and Results of Operation” contained in the Company’s most recent Form 10-Q and Form 10-K.

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

for the three and six months ended June 30, 2012 and 2011

(U.S. dollars in thousands, except shares and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Sales of metals concentrate, net	$30,010	$20,664	$70,631	$31,944

Mine cost of sales:
Production costs applicable to sales	12,603	5,200	19,697	9,277
Depreciation and amortization	152	79	384	143
Accretion	19	22	40	43

Total mine cost of sales	12,774	5,301	20,121	9,463

Mine gross profit	17,236	15,363	50,510	22,481

Costs and expenses:
General and administrative expenses	3,400	1,591	5,989	2,978
Exploration expenses	2,231	1,023	3,584	1,535
Construction and development	4,117	6,025	8,098	9,091
Production start up expense, net	—	—	—	—
Management contract expense	—	—	—	—

Total costs and expenses	9,748	8,639	17,671	13,604

Operating income (loss)	7,488	6,724	32,839	8,877

Other income (expense)	692	(23)	(1,297)	(144)

Income (loss) before income taxes	8,180	6,701	31,542	8,733

Provision for income taxes	4,576	1,806	11,818	1,806

Net income (loss) before extraordinary item	3,604	4,895	19,724	6,927

Extraordinary items:
Flood loss, net of income tax benefit of $750	—	(1,756)	—	(1,756)

Net income (loss)	$3,604	$3,139	$19,724	$5,171

Other comprehensive (loss) income:
Currency translation gain (loss)	(1,689)	(80)	(225)	384

Net comprehensive income (loss)	$1,915	$3,059	$19,499	$5,555

Net income per common share:
Basic:
Before extraordinary item	$0.07	$0.09	$0.37	$0.13
Extraordinary item	—	$(0.03)	—	$(0.03)

Net income	$0.07	$0.06	$0.37	$0.10

Diluted:
Before extraordinary item	$0.06	$0.09	$0.35	$0.12
Extraordinary item	—	$(0.03)	—	$(0.03)

Net income	$0.06	$0.06	$0.35	$0.09

Weighted average shares outstanding:
Basic	52,909,756	52,998,303	52,904,370	52,998,303

Diluted	56,443,419	56,545,865	56,400,692	56,530,421

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except shares)

(unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$44,778	$51,960
Gold and silver bullion	5,517	2,549
Accounts receivable	8,307	14,281
Inventories	5,287	4,243
Deferred tax assets	11,118	11,118
Prepaid expenses	869	957

Total current assets	75,876	85,108

Land and mineral rights	227	227
Property and equipment - net	12,751	10,318
Deferred tax assets	19,517	19,517

Total assets	$108,371	$115,170

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$586	$1,691
Accrued expenses	4,212	4,879
IVA taxes payable	3,676	559
Income taxes payable	490	15,987
Dividends payable	3,175	2,645

Total current liabilities	12,139	25,761

Asset retirement obligation	2,405	2,281

Total liabilities	14,544	28,042

Shareholders’ equity:
Preferred stock - $0.001 par value, 5,000,000 shares authorized: no shares issued and outstanding	—	—
Common stock - $0.001 par value, 100,000,000 shares authorized: 53,015,767 and 52,998,303 shares issued and outstanding, respectively	53	53
Additional paid-in capital	119,729	132,529
(Deficit) accumulated during the exploration stage	(19,798)	(39,522)
Treasury stock at cost, 104,251 shares	(1,954)	(1,954)
Other comprehensive income - currency translation adjustment	(4,203)	(3,978)

Total shareholders’ equity	93,827	87,128

Total liabilities and shareholders’ equity	$108,371	$115,170

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the three and six months ended June 30, 2012 and 2011

(U.S. dollars in thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$3,604	$3,139	$19,724	$5,171

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	221	186	518	330
Accretion	19	22	40	43
Stock-based compensation	2,603	1,521	4,659	2,898
Currency translation gain (loss)	(1,689)	(80)	(225)	384
Unrealized loss from gold and silver bullion held	528	—	329	—
Realized loss from gold and silver bullion converted	90	—	90	—
Changes in operating assets and liabilities:
Accounts receivable	9,594	1,798	5,974	(1,411)
Inventories	2,165	2,177	(1,044)	(2,511)
IVA taxes receivable	—	—	—	—
Income tax receivable	—	0	—	0
Prepaid expenses	—	(376)	88	(385)
Accounts payable	(574)	752	(1,105)	1,201
Accrued expenses	(310)	(292)	(667)	(521)
IVA taxes payable	1,634	1,753	3,117	1,830
Income taxes payable	(6,830)	1,056	(15,497)	1,056
Dividends payable	530	530	530	530
Other	0	—	0	—

Total adjustments	7,981	9,047	(3,193)	3,444

Net cash provided by operating activities	11,585	12,186	16,531	8,615

Cash flows from investing activities:
Capital expenditures	(649)	(1,664)	(2,951)	(3,089)
Purchases of gold and silver bullion	(1,304)	—	(4,183)	—
Conversion of gold and silver bullion	796	—	796	—

Net cash used in investing activities	(1,157)	(1,664)	(6,338)	(3,089)

Cash flows from financing activities:
Dividends paid	(9,524)	(6,360)	(17,459)	(11,130)

Net cash used in financing activities	(9,524)	(6,360)	(17,459)	(11,130)

Effect of exchange rates on cash and equivalents	(129)	32	84	120

Net increase (decrease) in cash and equivalents	775	4,194	(7,182)	(5,484)

Cash and equivalents at beginning of period	44,003	37,904	51,960	47,582

Cash and equivalents at end of period	$44,778	$42,098	$44,778	$42,098

Supplemental Cash Flow Information
Income taxes paid	$11,087	$—	$28,392	$—